                                                                    Exhibit 99.1
                             [Logo of Papa John's]


Contact:  D. Ross Davison
          Chief Financial Officer and Treasurer
          (205) 981-2823

                   PJ AMERICA REPORTS SECOND QUARTER RESULTS
                       AND COMMENCEMENT OF TENDER OFFER


Birmingham, Alabama, July 24, 2001


PJ America, Inc. (NASDAQ: PJAM), the largest franchisee of Papa John's International, Inc. announced today its financial results for the second quarter ended July 1, 2001, and the commencement of a previously reported tender offer by an acquisition entity controlled by certain of the Company's officers, directors and significant stockholders.

Second Quarter Highlights:

 .    Sales increased 2% to $28.2 million from $27.6 million. Comparable restaurant sales decreased 1.4%.

 .    Reported net income for the quarter was $914 thousand and diluted EPS was
     $0.21. These results compare to net income of $1.09 million and diluted EPS of $0.23 for the second quarter in 2000.

 .    The Company opened 1 restaurant during the quarter. At July 1, 2001, there were 168 restaurants operated by the Company in nine states and Puerto
     Rico.

Third Quarter and 2001 Outlook

 .    The Company stated it expects to report diluted net earnings per share of
     $0.09 to $0.13 on projected revenues of $27.0 to $28.0 million for the third quarter ending September 30, 2001. These projected results for the third quarter are based on flat comparable restaurant sales and one restaurant opening in the third quarter. These anticipated results also consider the impact of significantly higher cheese costs for the third quarter. Cheese costs for the third quarter increased 28% from the second quarter, and the Company expects further increases in the fourth quarter.

 .    The Company stated it expects to report diluted net earnings per share of
     $0.63 to $0.71 on projected revenues of $113 to $115 million for 2001. These projected results are based on anticipated comparable restaurant sales of flat to 2% for the remainder of 2001, one more restaurant opening in the third quarter, as well as the significant increase in cheese costs for the remainder of the year.

Commencement of Tender Offer

     The Company announced that PJ Acquisition Corp., an entity formed by an investor group consisting of several of the Company's officers, directors and significant stockholders, has commenced a tender offer for the publicly-held shares of common stock of the Company at a price of $8.75 per share in cash. The tender offer will be followed by a merger transaction in which PJ Acquisition Corp. will acquire any remaining publicly-held shares of the Company. The offer is subject to certain conditions, including there being validly tendered and not withdrawn prior to the expiration of the offer a number of shares of the Company's common stock that together with shares already owned by PJ Acquisition Corp. and the investor group represent at least 90% of the then outstanding shares, absence of any material adverse change to the Company, and consummation of financing sufficient to complete the transactions. The offer will expire at 12:00 midnight, Eastern Daylight time on Monday, August 20, 2001, unless extended.

     Investors and security holders are strongly advised to read PJ Acquisition Corp.'s tender offer statement filed with the SEC on Schedule TO and the Company's recommendation/solicitation statement regarding the tender offer filed with the SEC on Schedule 14D-9 because they contain important information concerning the transaction. The statements have been filed by PJ Acquisition Corp. and the Company with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the statements at http://www.sec.gov. The statements and related materials may be obtained for free by directing such requests to Georgeson Shareholder, the information agent of the offer, at 888/420-0225.

Settlement of Tender Offer Litigation

     The Company also announced that the Company, the defendant directors and the plaintiffs reached an agreement in principle with respect to the settlement of four purported class action lawsuits related to the tender offer based upon the $8.75 cash tender offer price. On July 19, 2001, Counsel to each of the parties to the litigation entered into a memorandum of understanding memorializing an earlier verbal agreement to use their best efforts to execute and seek court approval of a definitive settlement agreement without any admission of breach of fiduciary duty or other wrongdoing by the directors. The Company anticipates that any settlement of the litigation will not have any material adverse effect on the Company's financial condition, results of operations or liquidity.

Forward Looking Statements
--------------------------

     The information relating to third quarter and 2001 outlook, and the tender offer litigation contains forward-looking statements within the meaning of
Section 27A of The Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect management's expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements. Factors that can cause actual results to materially differ include: the ability to increase sales and operate profitably in new markets, increased advertising, promotions and discounting by competitors which may adversely affect sales; the ability of the Company to open new restaurants and operate new and existing restaurants profitably; increases in food, labor, employee benefits and similar costs; economic and political conditions in the territories in which the Company operates; and new product and concept development by food industry competitors. Further information regarding factors that could affect the Company's financial and other results is included in the Company's forms 10-Q and 10-K, filed with the Securities and Exchange Commission.




                                               Three Months Ended            Six Months Ended
                                            -----------------------      ------------------------
                                             July 1,       June 25,       July 1,        June 25,
                                              2001           2000          2001           2000
                                            ---------      ---------     ---------      ---------
Restaurant sales                            $  28,242      $  27,642     $  58,195      $  53,466
                                            =========      =========     =========      =========
Net income                                  $     914      $   1,092     $   1,762      $   2,298
                                            =========      =========     =========      =========
Diluted earnings per share                  $    0.21      $    0.23     $    0.41      $    0.45
                                            =========      =========     =========      =========
Weighted average shares - diluted               4,334          4,812         4,330          5,062
                                            =========      =========     =========      =========



(All data above in thousands except per share amounts)

                                PJ AMERICA, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                                        Three Months Ended                             Six Months Ended
                                              ---------------------------------------       ---------------------------------------
                                                   July 1,               June 25,                July 1,               June 25,
                                                    2001                   2000                   2001                   2000
                                              -----------------       ---------------       -----------------       ---------------
(In thousands, except per share amounts)
Restaurant sales                                  $  28,242              $  27,642              $  58,195              $  53,466

Cost and expenses:
     Cost of sales                                    8,016                  8,385                 16,725                 16,033
     Salaries and benefits                            7,997                  7,871                 16,730                 15,398
     Other operating expenses                         7,764                  7,162                 15,823                 13,687
                                              -----------------       ---------------       -----------------       ---------------
                                                     23,777                 23,418                 49,278                 45,118

     General and administrative expenses              2,033                  1,573                  4,097                  3,003
     Depreciation and amortization                      981                    991                  1,987                  1,937
                                              -----------------       ---------------       -----------------       ---------------
Total costs and expenses                             26,791                 25,982                 55,362                 50,058
                                              -----------------       ---------------       -----------------       ---------------

Operating income                                      1,451                  1,660                  2,833                  3,408

Other (expense) income                                  (22)                    20                    (78)                   127
                                              -----------------       ---------------       -----------------       ---------------
Income before income taxes                            1,429                  1,680                  2,755                  3,535

Income tax expense                                      515                    588                    993                  1,237
                                              -----------------       ---------------       -----------------       ---------------
Net income                                        $     914              $   1,092              $   1,762              $   2,298
                                              =================       ===============       =================       ===============
Basic earnings per share                          $    0.21              $    0.23              $    0.41              $    0.45
                                              =================       ===============       =================       ===============
Diluted earnings per share                        $    0.21              $    0.23              $    0.41              $    0.45
                                              =================       ===============       =================       ===============
Weighted average shares outstanding - Basic           4,324                  4,812                  4,324                  5,051
                                              =================       ===============       =================       ===============
Weighted average shares outstanding - Diluted         4,334                  4,812                  4,330                  5,062
                                              =================       ===============       =================       ===============